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                                                                   EXHIBIT 23.6

                      CONSENT OF SALOMON SMITH BARNEY INC

  Salomon Brothers Inc (doing business as "Salomon Smith Barney") hereby consents to the use of our name and to the description of our opinion letter, dated March 8, 1998 in, and to the inclusion of such opinion letter as Exhibit C to, the Joint Proxy Statement/Prospectus of Qwest Communications International Inc. and LCI International, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Qwest Communications International Inc. By giving such consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Salomon Brothers Inc

New York, New York
April 9, 1998